EMPLOYEE TRADING POLICY AND PROCEDURES
                                       OF
                           M.A. WEATHERBIE & CO., INC.

                            Effective January 1, 2004

                      PART I: INTRODUCTION AND DEFINITIONS

     This Employee Trading Policy and Procedures (the "Policy") sets forth the policies of M.A. Weatherbie & Co., Inc. ("MAWCO") on trading and causing the trading of securities while in possession of confidential information. Part II of the Policy, which addresses "insider trading," as described below, APPLIES TO ALL EMPLOYEES OF MAWCO and extends to activities within and outside their duties at MAWCO. Part III of this Policy APPLIES ONLY TO "ACCESS PERSONS" OF MAWCO, as that term is defined below. This Policy supersedes the Code of Ethics dated December 29, 1995.

     Every employee is required to read this Policy and retain a copy in his or her records. Any questions regarding the Policy should be referred to Ms. Mildred Mallen (the "Compliance Director").

A. POLICY STATEMENT

MAWCO forbids any employee, manager, director or officer of MAWCO (each an "employee") from trading, either personally or on behalf of others, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is often referred to as "insider trading."

This Policy also prohibits employees from investing in any Security without the prior consent of the Compliance Director.

B. DEFINITIONS

"ACCESS PERSON": An Access Person is any director, officer, manager or managing member of MAWCO, and any person who, in connection with his or her regular function at MAWCO, makes or participates in or obtains information regarding the purchase or sale of securities by a Registered Fund Client.

"IPO": An offering of securities that is registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

"LIMITED OFFERING": An offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof, or pursuant to Rules 504, 505 or 506 of Regulation D.

"REGISTERED FUND CLIENT": A Registered Fund Client is an advisory client of MAWCO that is an investment company registered under the Investment Company Act of 1940, as amended. "Registered Fund Client" includes investment companies registered under the Investment Company Act of 1940, as amended for which MAWCO serves as subadviser.

"SECURITY" and "SECURITY TRADING": A Security, or financial asset, represents the right to receive prospective future benefits. Trading a Security transfers the rights to these benefits. A Security includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, limited liability company interests, shares or other interests in closed-end registered investment companies, investment contracts, and all derivative instruments, such as options and warrants, and DOES NOT INCLUDE SECURITIES ISSUED BY THE U.S. GOVERNMENT OR AN AGENCY THEREOF, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH-QUALITY SHORT-TERM DEBT INSTRUMENTS, INCLUDING REPURCHASE AGREEMENTS, AND SHARES OF REGISTERED OPEN-END MUTUAL FUNDS (OTHER THAN
REGISTERED OPEN-END MUTUAL FUNDS FOR WHICH MAWCO SERVES AS ADVISER OR SUBADVISER). Transactions involving the donation of a security to a non-profit entity or passive, periodic security reinvestment programs1 are not considered security trades for purposes of this Policy. However, transactions in each employee's account in the MAWCO Profit Sharing Plan are considered transactions in securities for purposes of this Policy.

"BENEFICIAL OWNERSHIP": Beneficial Ownership of a Security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. This means that a person should generally consider himself or herself a beneficial owner of any Securities if he or she has: (i) a direct or indirect pecuniary interest in the Securities; (ii) the power to vote or direct the voting of the shares of the Securities; or (iii) the power to dispose or direct the disposition of the Securities. In addition, an employee is deemed to have a beneficial interest in securities and other financial instruments owned by members of his or her immediate family.(2) Common examples of beneficial interest include joint accounts, spousal accounts, UGTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an employee has a beneficial interest in a security or other financial instrument should be brought to the attention of the Compliance Director.

"PERSONAL ACCOUNT": An employee's "Personal Account" means any Securities account in which the employee has direct or indirect Beneficial Ownership.


                            PART II: INSIDER TRADING


A. WHAT IS INSIDER TRADING: DEFINITIONS AND IMPLICATIONS


The term "insider trading" is generally used to refer to the use of material nonpublic information to trade in securities (regardless of whether one is an "insider") or the communication of material nonpublic information to others. The law concerning insider trading prohibits:

-------------------
     1.   Including dividend reinvestment programs.

     2. "Immediate family" of an employee means any of the following persons who reside in the same household as the employee:

        Child                   Grandparent             Son-in-law
        Stepchild               Spouse                  Daughter-in-law
        Grandchild              Sibling                 Brother-in-law
        Parent                  Mother-in-law           Sister-in-law
        Stepparent              Father-in-law

Immediate family includes adoptive relationships and any other relationship (whether or not recognized by law) that the Compliance Director determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety that the Policy is intended to prevent.

     1. Trading by an insider while in possession of material nonpublic information, or

     2. Trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

     3.   "Tipping" - communicating material nonpublic information to others.


Some practical questions and issues regarding insider trading, and the penalties for such unlawful conduct, are detailed below.


     (a) WHO IS AN "INSIDER"?

     In addition to any employee, officer or director of a company, any person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information intended solely for the company's purposes. A temporary insider can include a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. MAWCO could potentially become a temporary insider of a company it advises or for which it performs other services.


     (b) WHAT IS "MATERIAL INFORMATION"?

     Material information generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Such information includes, but is not limited to, dividend changes, earnings estimates or changes in previously released estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments. It is also important to note that material information does not have to relate to a company's business.


     (c) WHAT IS "NONPUBLIC INFORMATION"?


     Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public.

     (d) WHAT ARE THE PENALTIES FOR INSIDER TRADING?


     Penalties for communicating or trading on material nonpublic information are severe, both for individuals involved in such unlawful conduct and for their employers. The unlawful use of inside information subjects the person engaged in the unlawful trading and, among others, his or her employer to civil liability (even if the employee or employer does not personally benefit from the violation). For a party's first insider trading violation, the Securities and Exchange Commission ("SEC") may impose against controlling persons civil penalties of $1 million or three times any profits obtained or losses avoided and may impose against corporations civil penalties of $25 million for failing to take proper steps to prevent insider trading or tipping violations by those who are under their supervision.


     The law requires broker-dealers and investment advisers to adopt, maintain and enforce written insider trading policies and procedures designed to prevent the misuse of material nonpublic information by their directors, officers and employees. Failing to do so can be a predicate for an SEC disciplinary action or, if violations occur, an SEC suit to recover the civil penalties from controlling persons and violators. Violators are also subject to criminal penalties.


B. HOW TO AVOID INSIDER TRADING

The following procedures have been established to help MAWCO employees avoid insider trading and to help MAWCO prevent, detect and impose sanctions against insider trading. Every MAWCO employee is required to follow these procedures or risk serious sanctions. These sanctions can include dismissal, substantial personal liability and criminal penalties.

     1.  IDENTIFYING INSIDE INFORMATION

               Prior to trading for  yourself or others in the  securities  of a
               company   about   which  you  could   potentially   have   inside
               information, ask yourself the following questions:


               |_| IS THE INFORMATION MATERIAL? Is this information that an investor would consider important in making an investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?


               |_| IS THE INFORMATION NONPUBLIC? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in a publication of general circulation?

     If, after consideration of the above, you believe that the information is material and nonpublic or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

               |_| Do not purchase or sell the securities or other financial instruments on behalf of yourself or others.

               |_| Report the matter as soon as possible to the Compliance Director.

               |_| Do not communicate the information to anyone other than the Compliance Director.

               |_| After the issue has been reviewed, you will be instructed either to continue the prohibition against trading or you will be allowed to trade and/or communicate the information.


     2. RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION


               Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within MAWCO, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed, and access to computer files containing material nonpublic information should be restricted.


C. PRE-CLEARANCE PROCEDURE FOR SECURITIES; SHORT SELLING; OPTIONS AND FUTURES


MAWCO seeks to avoid conflicts of interest involving its primary business as an investment adviser. Therefore, without the prior written approval of the Compliance Director, no MAWCO representative shall deal in any security that currently is being purchased or sold by a client of MAWCO, or that has been recommended by MAWCO for purchase or sale. A gift or transfer shall be excluded from this restriction provided that the donee or transferee represents that it has no present intention of selling the donated Security. This restriction shall apply from the moment that any representative has been informed in any fashion that a MAWCO analyst, portfolio committee or manager is considering or intends to recommend the purchase or sale of such Security. In addition, without the prior written approval of the Compliance Director no MAWCO representative shall transmit any knowledge of such transaction, recommendation, or determination to any person other than in connection with the proper execution of such purchase or sale for our clients' accounts. In the case of an individual making the recommendation, it is the intent that s/he shall not deal in the Security from the moment s/he has determined, or been requested, to make a recommendation. These restrictions shall continue in force for ten business days after a recommendation has been made unless an authorization to buy or sell has been entered, in which case the restriction upon trading shall extend for an additional ten business day period after the last such trade has been effected.

In addition, no employee (including an employee's Personal Account) may buy or sell an individual Security for his or her own account unless each transaction has received the approval of the Compliance Director pursuant to the pre-clearance procedure described below.

Any pre-clearance request received before 5:00 p.m. on a business day normally will be responded to by 10:30 a.m. on the following business day. A pre-clearance request in the form attached hereto as Appendix II should be completed for any order for an employee's Personal Account and should be signed and presented to the Compliance Director. An employee who obtains the written notice of a pre-clearance authority with respect to an order which the employee proposes to enter for his or her account must execute that order on the day when such written notice is received unless otherwise stated on the notice.

No MAWCO representative shall effect a short sale in any Security held in a portfolio managed by MAWCO or purchase or sell options or futures contracts on individual Securities. However, options and futures contracts on U.S. Government obligations and securities indices are permitted and do not need to be pre-cleared.

The Compliance Director must obtain the written approval of the Director of MAWCO before directly or indirectly acquiring or selling any Securities.

D. REPORTING REQUIREMENTS: ALL EMPLOYEES


     1. CONFIRMATION OF ADHERENCE TO POLICY.


     Each employee must execute a written statement confirming that the Policy has been provided to him or her and that he or she understands the importance of strict adherence to the Policy.


     2. DISCLOSURE OF PERSONAL ACCOUNTS.

     Each employee will disclose, in writing, to the Compliance Director the identity of all Personal Accounts of the employee, including any new Personal Accounts at the time such Personal Account is established.


     3. QUARTERLY REPORTS OF SECURITIES TRANSACTIONS.


     The Compliance Director or her designee shall review on a quarterly basis all employee Personal Account transactions reported during that quarter. The Director of MAWCO shall review the employee Personal Account transactions of the Compliance Director.


     Each employee shall provide reports in the form shown in Appendix III of all transactions in Securities and in all open-end investment companies (mutual funds) in all Personal Accounts during a calendar quarter to the Compliance Director or her designee within ten days of the end of the quarter. To comply with this requirement, employees may provide or arrange for the Compliance Director to receive duplicate copies of each periodic account statement (including monthly account statements, to the extent any securities transactions occur during the month) or broker trade confirmations containing information regarding securities transactions during each calendar quarter in each Personal Account. All copies must be received no later than ten days after the end of the calendar quarter.


     4.  QUARTERLY CONFIRMATION OF ADHERENCE TO PRE-CLEARANCE PROCEDURES


     On a quarterly basis, each employee will be required to confirm in a report in the form of Appendix III that he or she has not purchased or sold any Security in an account in which the employee has a beneficial interest without the prior written consent of the Compliance Director.

E. DIRECTIONS FOR REPORTING: ALL EMPLOYEES


This Policy will be redistributed periodically for your review and reaffirmation. If this is your initial acknowledgment of and agreement to comply with the Policy, complete Appendix I and return it to the Compliance Director. Upon completing Appendix I, each employee is required to complete Appendix III on a calendar quarterly basis and return it to the Compliance Director.


                    PART III: REQUIREMENTS FOR ACCESS PERSONS


A. INVESTMENT COMPANY ACT OF 1940


Rule 17j-1 under the Investment Company Act of 1940 governs personal securities transactions by Access Persons of advisers to Registered Fund Clients. Fraudulent, deceptive or manipulative transactions in Securities that are held or to be acquired by a Registered Fund Client are prohibited. Additionally, Access Persons are prohibited from "front running" (directing any Registered Fund Client's investment in which any Access Person or MAWCO has an undisclosed interest).


B. TRADING RESTRICTIONS

No Access Person may have a beneficial interest in shares of a registered open-end investment company (other than a money market fund) that is purchased and sold, or sold and purchased, in any 30-day period. This prohibition shall apply to purchases and sales, or sales and purchases, regardless of whether those transactions occurred in a single account or across multiple accounts in which the Access Person has a beneficial interest. However, this restriction shall not apply to purchases or sales made pursuant to a periodic investment or redemption plan in a deferred compensation, 401(k) or retirement plan, or the MAWCO Profit Sharing Plan.

C. ADDITIONAL REPORTING REQUIREMENTS FOR ACCESS PERSONS


    1.  INITIAL REPORT

     Each Access Person shall submit to the Compliance Director an Initial Report not later than 10 days after the person becomes an Access Person, containing the following information:

          (a) the title, number of shares, and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

          (b) the name of any broker, dealer, or bank with whom the Access Person maintained an account in which Securities were held for direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

          (c)  the date the report is submitted by the Access Person.

     2.  QUARTERLY REPORTS

     Access Persons shall provide reports of all transactions in all Personal Accounts during each calendar quarter to the Compliance Director or her designee within ten days of the end of the quarter. For Access Persons, such reports must contain the following information:

          (a) With respect to any Securities transaction in any Personal Account, including any transaction in a registered open-end investment company, during the quarter: (i) the date of the transaction, title, the interest rate and maturity date (if applicable), number of shares, and principal amount of each Security involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type acquisition or disposition);
               (iii) the price of the Security in which the transaction was effected; (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and (v) the date of the account statement or broker trade confirmation or the date the report is submitted by the Access Person.

          (b) With respect to any Personal Account established during any quarter by the Access Person, including any account for shares in a registered open-end investment company in which the Access Person has or acquires direct or indirect Beneficial Ownership:
               (i) the name of the broker, dealer or bank with whom the Access Person established the account; (ii) the date the account was established; and (iii) the date of the confirmation or account statement or the date the report is submitted by the Access Person.

     3.  ANNUAL HOLDINGS REPORTS AND CERTIFICATION

     Each Access Person shall report to the Compliance Director no later than January 30 of each year the following information:

          (a) The title, number of shares, and principal amount of each Security held for direct or indirect Beneficial Ownership of the Access Person as of December 31 the prior year;

          (b) The name of any broker, dealer or bank with the Access Person maintains a Personal Account in which any Securities were held for the direct or indirect benefit of the Access Person;

          (c)  The date the report was submitted by the Access Person.

          (d) Certification that the Access Person, as of December 31 of each year:

               (i) Has complied with all the terms and conditions of the prospectuses of the registered open-end investment companies in which he or she invests, including any provisions relating to market timing; and

               (ii) Does not have in place any arrangement or understanding with any registered open-end investment company in which he or she invests that would allow him or her special privileges not extended to all shareholders and not otherwise disclosed in the prospectus.


     4.  DUPLICATE ACCOUNT STATEMENTS OR BROKER TRADE CONFIRMATIONS

     An Access Person may comply with the requirements in C(1) and C(2) above relating to Initial and Quarterly Reports by providing or arranging for the Compliance Director to receive duplicate copies of periodic account statements or broker trade confirmations containing information regarding securities transactions for the relevant period in each Personal Account, provided that such statements or confirmations contain the information specified in C(1) (a)-(c) and C(2) (a)-(b) above. An Access Person may comply with the Annual Holdings Report requirement in C(3) (a) -
     (c) above by submitting to the Compliance Director no later than January 30 of each year a signed and dated annual account statement for each Personal Account, provided that the account statement contains the information specified in C(3) (a)-(c) above.


     5.  EXCEPTION TO REPORTING REQUIREMENTS


     An Access Person need not make a report with respect to transactions effected for, and Securities held in, any account over which the Access Person has no direct or indirect influence or control.


     6.  REVIEW OF REPORTS


     The reports described in C(1), (2), (3) and (4) shall be reviewed by the Compliance Director.


D. DIRECTIONS FOR REPORTING: ACCESS PERSONS


This Policy will be redistributed periodically for your review and reaffirmation. If this is your initial acknowledgment of and agreement to comply with the Policy, complete Appendix I and return it to the Compliance Director. Each Access Person shall complete Appendix I and provide it to the Compliance Director within 10 days of the date of this Policy or the date such person becomes an Access Person, whichever is later. Each Access Person is also required to complete Appendix III on a quarterly basis and Appendix IV no later than January 30 of each year, and return them to the Compliance Director.


E. RECORDKEEPING

MAWCO shall maintain records at its principal place of business in the manner and to the extent set forth below, and shall make these records available for examination by the SEC or its representatives at any time and from time to time for reasonable periodic, special or other examination:

     1. A copy of this Policy that is in effect, or at any time within the past five years has been in effect, shall be maintained in an easily accessible place;

     2. A record of any violation of this Policy, and of any action taken as a result of such violation, shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

     3. A copy of each report made by an employee pursuant to this Policy, including duplicates of confirmations and account statements, shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     4. A record of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy, or are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

     5. A copy of each report and certification of the Compliance Director to each registered investment company client of MAWCO must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

     6. MAWCO shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities, including Securities in IPOs or Limited Offerings, for at least five years after the end of the fiscal year in which the approval is granted.

                                                                     APPENDIX  I

                      INSIDER TRADING POLICY AND PROCEDURES
                                       OF
                           M.A. WEATHERBIE & Co., Inc.

                            Effective January 1, 2004

APPENDIX I:  ACKNOWLEDGMENT OF POLICY AND AGREEMENT TO COMPLY.


     TO:      Compliance Director

     FROM:    ________________________

     DATE:    ________________________
     RE:      Acknowledgement of Employee Trading Policy and Procedures
              And Identity of Personal Accounts

I have read the EMPLOYEE TRADING POLICY AND PROCEDURES ("Policy") dated JANUARY 1, 2004. I understand the Policy and I agree to comply with the Policy during the course of my employment with M.A. Weatherbie & Co., Inc., its subsidiaries and affiliates.

I hereby certify that the following list includes all of my Personal Accounts (as such term is defined in the Policy). I also certify that I will disclose, in writing, the identity of any new Personal Account at the time such Personal Account is established.

--------------------------------------------------------------------------------
Account Number               Brokerage Firm               Beneficial Owner(s)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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ACCESS PERSONS: PLEASE ALSO PROVIDE A LIST SPECIFYING the title, number of shares, and principal amount of each Security in which you had any direct or indirect beneficial ownership when you became an Access Person. ALTERNATIVELY, please provide duplicate account statements as described in Part III, Section C(4) of the Policy.


                                                  ------------------------------
                                                  Signature                 Date

                                                                    APPENDIX  II

                           M.A. WEATHERBIE & CO., INC.
                          PERSONAL SECURITY TRANSACTION
                              PRECLEARANCE REQUEST



                                                  Date:                  , 200
                                                       ------------------     --


       All transactions must be precleared, regardless of their size, except those in securities issued by the U.S. Government or agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments, including repurchase agreements, and shares of registered open-end mutual funds (other than registered open-end mutual funds for which MAWCO serves as adviser or subadviser). If necessary, continue on reverse side. If the transaction is to be other than a sale or purchase, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of each account in which transaction is to take place, i.e., personal, spouse, children, charitable trust, etc.


                                      SALES

                            Amount or
                             No. of                                     Nature*
Security                     Shares              Broker               of Account
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--------------------------------------------------------------------------------

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                                    PURCHASES


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------------------
* Check if you wish to claim that the reporting of the account or the securities transactions shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

     I represent that I am not in possession of material non-public information concerning the securities listed above or their issuer. If I am a MAWCO representative charged with making recommendations with respect to any of the securities listed above, I represent that I have not determined or been requested to make a recommendation in that security except as permitted by the Employee Trading Policy and Procedures of MAWCO.



                                                --------------------------------
                                                Signature                  Date



EXPLANATORY NOTES

     This form must be filed by 5:00 p.m. on the business day prior to the business day on which you wish to trade and covers all accounts in which you have an interest, direct or indirect. This includes any account in which you have Beneficial Ownership (unless you have no influence or control over it) and non-client accounts over which you act in an advisory or supervisory capacity. No trade can be effected until approval from a pre-clearance authority has been obtained.

                                                                    APPENDIX III

                      INSIDER TRADING POLICY AND PROCEDURES
                                       OF
                           M.A. WEATHERBIE & Co., Inc.
                            Effective January 1, 2004


APPENDIX III:  QUARTERLY TRADING REPORT
This section must be signed and submitted with copies of any trade confirmations within 10 days of the end of each calendar quarter.

               TO:    Compliance Director

               FROM:  ________________________

               DATE:  ________________________

               RE:         Quarterly Trading Report

                           For the Period _________________to ________________



Since the time of my last affirmation, I have complied with all provisions contained in the EMPLOYEE TRADING POLICY AND PROCEDURES ("Policy") dated JANUARY 1, 2004. Specifically,

     o  I have completed Appendix I to the Policy.

     o I have provided trade confirmations for all transactions in Securities and in open-end investment companies (mutual funds) since the time of my last quarterly report to the Compliance Director.

     o I have not purchased or sold any Security for my Personal Account (as defined in the Policy), without the prior written consent of the Compliance Director.

     o IF I AM AN ACCESS PERSON (as such term is defined in the Policy): I have provided to the Compliance Director statements or confirmations containing the information specified in Part III, Section C(2) (a)-(b) of the Policy.

                                      SALES

--------------------------------------------------------------------------------
                                 Amount or
                                  No. of                              Nature*
Security                          Shares             Broker         of Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                    PURCHASES
--------------------------------------------------------------------------------
                                 Amount or
                                  No. of                              Nature*
Security                          Shares             Broker         of Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                                              ----------------------------------
                                              Signature                     Date


--------------------------

                                                                     APPENDIX IV

                      INSIDER TRADING POLICY AND PROCEDURES
                                       OF
                           M.A. WEATHERBIE & Co., Inc.
                            Effective January1, 2004


APPENDIX IV: ANNUAL HOLDINGS REPORT AND CERTIFICATION FOR ACCESS PERSONS ONLY This section must be signed and submitted by each Access Person with copies of any account statements no later than January 30 of each year.

               TO:    Compliance Director

               FROM:  ________________________

               DATE:  ________________________

               RE:    Annual Holdings Report For the Year Ended December 31, ___



I have read the EMPLOYEE TRADING POLICY AND PROCEDURES ("Policy") dated JANUARY 1, 2004. I understand the Policy and I agree to comply with the Policy during the course of my employment with M.A. Weatherbie & Co., Inc., its subsidiaries and affiliates.

I hereby certify that as of December 31, ______:

     i. I have complied with all the terms and conditions of the prospectuses of the registered open-end investment companies in which I invest, including any provisions relating to market timing; and

     ii. I do not have in place any arrangement or understanding with any registered open-end investment company in which I invest that would allow me special privileges not extended to all shareholders and not otherwise disclosed in the prospectus.

I hereby certify that the following list includes all of my Personal Accounts (as such term is defined in the Policy) as of December 31, ______.

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Account Number                 Brokerage Firm                Beneficial Owner(s)
--------------------------------------------------------------------------------

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Please also provide a list specifying the title, number of shares, and principal amount of each Security in which you had any direct or indirect beneficial ownership as of December 31. ALTERNATIVELY, please provide duplicate account statements as described in Part III, Section C(4) of the Policy.




                                                --------------------------------
                                                Signature                  Date